EXHIBIT 21.1
THE WENDY’S COMPANY
LIST OF SUBSIDIARIES AS OF
December 29, 2013

SUBSIDIARY	STATE OR JURISDICTION UNDER WHICH ORGANIZED
Wendy’s Restaurants, LLC	Delaware
Wendy’s International, Inc. (1)	Ohio
Wendy’s Holdings, LLC	Delaware
Wendy’s Support Center, LLC	Delaware
Scioto Insurance Company	Vermont
Wendy’s Global Restaurants, LLC	Delaware
Wendy’s Global Holdings CV	Netherlands
Wendy’s Global Financing Partner, LLC	Delaware
Wendy’s Global Financing LP	Ontario
Wendy’s Singapore Pte. Ltd.	Singapore
Wendy’s Restaurants (Asia) Limited	Hong Kong
Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd.	Australia
Wendy’s Netherlands BV	Netherlands
Wendy’s Restaurants of Canada Inc.	Ontario
Wendy’s Canadian Advertising Program, Inc.	Ontario
TIMWEN Partnership (2)	Ontario
Wendy’s Global Holdings Partner, LLC	Delaware
Wendy’s Global, Inc.	Delaware
Wendy’s Eurasia, Inc.	Ohio
Wendy’s Global Services, Inc.	Delaware
BDJ 71112, LLC	Ohio
The New Bakery Co. of Ohio, Inc. (3)	Ohio
The New Bakery Transportation Company, LLC	Ohio
The New Bakery of Zanesville, LLC	Ohio
Wendy’s Old Fashioned Hamburgers of New York, Inc. (4)	Ohio
Wendy’s Restaurants of New York, LLC	Delaware
Wendy’s of Denver, Inc. (5)	Colorado
Wendy’s of N.E. Florida, Inc.	Florida
Oldemark LLC	Vermont
Restaurant Finance Corporation	Ohio
Café Express, LLC	Delaware
Wendy Restaurant, Inc.	Delaware
The Wendy’s National Advertising Program, Inc.	Ohio
256 Gift Card Inc.	Colorado
SEPSCO, LLC	Delaware
TXL Corp.	South Carolina
Home Furnishing Acquisition Corporation	Delaware
Triarc Acquisition, LLC	Delaware
Jurl Holdings, LLC	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC (6)	New York
Citrus Acquisition Corporation	Florida
Adams Packing Association, Inc.	Delaware
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(1)	Now known as Wendy’s International, LLC.

(2)	50% owned by Wendy’s Restaurants of Canada Inc.

(3)	Now known as The New Bakery Company, LLC.

(4)	Now known as Wendy’s Old Fashioned Hamburgers of New York, LLC.

(5)	Now known as Wendy’s of Denver, LLC.

(6)	80.1% owned by Madison West Associates Corp. (“Madison West”), 11.3% owned by former affiliates of the Company and 8.6% owned by unaffiliated third parties.